                                                                    EXHIBIT 5.01


                                October 15, 1999



HNC Software Inc.
5935 Cornerstone Court West
San Diego, CA  92121-3728

Gentlemen/Ladies:

         At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by you with the Securities and Exchange Commission (the "COMMISSION") on or about October 15, 1999, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 250,000 shares of your Common Stock (the "STOCK"), all of the Stock is subject to issuance by you upon the exercise of a stock option granted by you outside of any of your stock option plans (the "NON-PLAN OPTION").

         In rendering this opinion, we have examined the following:

         (1) Your registration statement on Form S-1 (Registration Number 33-91932) filed with and declared effective by the Commission on June 20, 1995, together with the Exhibits filed as a part thereof;

         (2) your registration statement on Form 8-A filed with the Commission on May 26, 1995, together with the order of effectiveness issued by the Commission therefor on June 20, 1995;

         (3) the Registration Statement, together with the Exhibits filed as a part thereof, including without limitation the Non-Qualified Stock Option Agreement between you and Mr. Ward Carey (the "NON-PLAN OPTION AGREEMENT");

         (4) the prospectus prepared in connection with the Registration Statement;

         (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books that are in our possession;

         (6) the stock records that you have provided to us (consisting of a certificate from your transfer agent of even date herewith verifying the number of your issued and outstanding shares of capital stock as of October 14, 1999, and a list of option and warrant holders respecting your capital stock and of any rights to purchase capital stock that was prepared by you and dated October 15, 1999, verifying the number of such issued and outstanding securities);

         (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations;

         (8) The Nasdaq National Market Listing of Additional Share Notification prepared in connection with the Registration Statement; and

         (9) the Restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State on June 13, 1996 and the Bylaws of the Company, both as filed by the Company with its Report on Form 10-Q for the quarter ended June 30, 1996.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

         We are admitted to practice law in the State of California, and we express no opinion herein with respect to the effect of the laws of any jurisdiction other than the existing laws of the United States of America, the State of California and the State of Delaware.

         Based upon the foregoing, it is our opinion that the 250,000 shares of Common Stock that may be issued and sold by you upon the exercise of the Non-Plan Option, when issued and sold in accordance with the Non-Plan Option Agreement, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

         This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof.



                                         Very truly yours,

                                         /s/ FENWICK & WEST LLP









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